Exhibit 32.3

American Campus Communities Operating Partnership LP - Certification of Chief Executive Officer Pursuant to
18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William C. Bayless, Jr., Chief Executive Officer of American Campus Communities, Inc., the sole member of American Campus Communities Holdings LLC, the general partner of American Campus Communities Operating Partnership LP (the “Operating Partnership”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)   The Annual Report on Form 10-K of the Operating Partnership for the annual period ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Dated:	February 27, 2020	By:	/s/ William C. Bayless, Jr.

William C. Bayless, Jr.
Chief Executive Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933. A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.